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Exhibit 4.1

BIMINI MORTGAGE MANAGEMENT, INC.

See Reverse for
Certain Definitions

98,000,000 SHARES PAR VALUE $.001 EACH
CLASS A COMMON STOCK

This is to certify that	is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF BIMINI MORTGAGE MANAGEMENT, INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duty authorized officers.

Dated

Secretary	President

BIMINI MORTGAGE MANAGEMENT, INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF TRANSFER MIN ACT—		Custodian
TEN ENT —	as tenants by the entireties		(Cust)		(Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list:

For value received,                        hereby sell, assign and transfer onto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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